UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CHATTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

March 1, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., to be held on Wednesday, April 11, 2007, at 1:00 p.m., in the Company’s executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

I hope that you will be able to attend the Annual Meeting on April 11, 2007.

Sincerely,

Zan Guerry Chairman of the Board and Chief Executive Officer

Enclosures

CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 11, 2007

To the Shareholders of Chattem, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Chattem, Inc., a Tennessee corporation (the “Company”), will be held on Wednesday, April 11, 2007, at 1:00 p.m. local time, at the Company’s executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

(1)	To elect two members to the Board of Directors, each to serve for a three year term;

(2)	To ratify the Compensation Committee’s interpretation of each of the Company’s Non-Statutory Stock Option Plan—1998, Non-Statutory Stock Option Plan—2000 and Stock Incentive Plan—2003 concerning the maximum number of shares with respect to which stock options or stock appreciation rights could be granted during the life of each plan to any employee;

(3)	To approve an amendment to the Company’s Stock Incentive Plan—2003;

(4)	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2007; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

Only shareholders of record at the close of business on February 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

Zan Guerry

Chairman of the Board and

Chief Executive Officer

Chattanooga, Tennessee

March 1, 2007

CHATTEM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 11, 2007

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment(s) thereof, to be held at the Company’s executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 11, 2007, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 1, 2007.

VOTING INFORMATION

Record Date

The Board of Directors has fixed the close of business on February 16, 2007 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company’s common stock, no par value per share (“Common Stock”), is entitled to one vote. As of February 16, 2007, there were issued and outstanding 18,914,618 shares of Common Stock.

Revocability of Proxy

Granting a proxy does not preclude the right of the shareholder giving the proxy to vote in person, and a shareholder may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

Quorum; Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. So long as a proxy is properly executed and returned, the shares represented by such proxy will be deemed present for purposes of determining a quorum. Therefore, abstentions, withheld votes and broker non-votes will count for determining whether a quorum exists. Generally, broker non-votes occur when a broker returns a properly executed proxy but does not vote on a particular matter because (i) the broker has not received voting instructions from the beneficial owner, and (ii) the broker lacks discretionary voting power to vote such shares.

If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement of the new date, time and place at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 16, 2007. There will be no cumulative voting. Abstentions and broker non-votes will not be considered as “votes cast” and, thus, will not be included in vote totals either “FOR” or “AGAINST” any matter.

OWNERSHIP OF COMMON STOCK

Set forth below is information, as of February 16, 2007 (unless otherwise noted), with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the “named executive officers” (as such term is defined under Item 402(a)(3) of Regulation S-K) for the previous fiscal year, and (d) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
5% or more Beneficial Owners

Peter R. Kellogg 120 Broadway New York, NY 10274	2,000,000	(3)	10.6

FMR Corp 82 Devonshire Street Boston, MA 02109	1,820,150	(4)	9.6

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,010,000	(5)	5.3

Directors (including Officers)

Zan Guerry	1,207,921	(6)(7)	6.3
Robert E. Bosworth	839,327	(7)	4.4
Samuel E. Allen	50,000		*
Philip H. Sanford	14,423		*
Bill W. Stacy	18,341		*
Ruth W. Brinkley	2,735		*
Gary D. Chazen	2,049		*

Officers

B. Derrill Pitts	30,500		*
Richard W. Kornhauser	83,943	(8)	*
Ron Galante	61,950		*
Directors and Executive Officers as a Group (15 persons)	1,790,111	(7)	9.2

*	Less than 1.0%
(1)	Except as otherwise indicated, beneficial ownership refers to either shared or sole voting and investment power. The amounts include the following numbers of shares subject to purchase pursuant to options that are exercisable or will become exercisable within 60 days of February 16, 2007: Mr. Guerry—201,250 shares, Mr. Bosworth—72,000 shares, Mr. Allen—6,000 shares, Mr. Sanford—11,000 shares, Dr. Stacy—6,000 shares; Ms. Brinkley—1,750 shares; Mr. Chazen—1,250 shares, Mr. Pitts—25,000 shares, Mr. Kornhauser—69,750 shares, Mr. Galante—57,750 shares and all directors and executive officers as a group—650,750.
(2)	For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to stock options held by such beneficial owner that are exercisable or will become exercisable within 60 days of February 16, 2007 are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. There were 18,914,618 shares of Common Stock issued and outstanding as of February 16, 2007.
(3)	This information is based solely upon a Schedule 13G/A filed by Mr. Kellogg on February 15, 2006.
(4)	This information is based solely upon a Schedule 13G filed by FMR Corp. on February 14, 2007.

(5)	This information is based solely upon a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on January 12, 2007.
(6)	Includes 5,561 shares held in trust for Mr. Guerry pursuant to the terms of the Company’s Savings and Investment Plan.
(7)	Includes 738,228 shares owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.
(8)	Includes 1,654 shares held in trust for Mr. Kornhauser pursuant to the terms of the Company’s Savings and Investment Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1—Election of Directors

Each director elected at the Annual Meeting will serve for a three year term expiring at the Annual Meeting of Shareholders in 2010 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Zan Guerry and Bill W. Stacy are the Board of Directors’ nominees for election.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. Any properly executed and returned proxy that is marked “WITHHOLD AUTHORITY” with respect to one or more nominees will not be voted for the nominee or nominees so indicated. However, any properly executed proxy that is returned without directions regarding the election of directors will be voted “FOR” the election of the two persons specified as nominees for directors of the Company, each of whom will serve for a three year term. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the Board of Directors of the Company may recommend.

Voting For Directors

Directors will be elected by a plurality of the votes cast by holders of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. The Board of Directors recommends a vote “FOR” each of the nominees.

Information About Nominees and Continuing Directors

The following information is furnished with respect to the nominees and continuing directors:

Name	Age	Principal Occupation

Nominees for Terms of Office to Expire in 2010

Zan Guerry	58	Chairman of the Board of the Company since June 1990 and Chief Executive Officer of the Company since January 1998. Previously served as President of the Company from 1990 to 1998. Director of SunTrust Bank, Chattanooga, N.A. First elected a director of the Company in 1981.

Bill W. Stacy	68	Headmaster of the Baylor School since August 2004. Chancellor of the University of Tennessee at Chattanooga from 1997 until August 2004. Member of the Company’s Audit Committee. First elected a director of the Company in 2002.

Directors Whose Terms of Office Expire in 2008

Samuel E. Allen	70	Chairman of Globalt, Inc. (investment management) since 1990. Member of the Company’s Audit Committee and Compensation Committee. First elected a director of the Company in 1993.

Ruth W. Brinkley	54	President and Chief Executive Officer of Memorial Health Care System, Chattanooga, Tennessee, an affiliate of Catholic Health Initiatives (health care), since 2002. Senior Vice President, Performance Management, of Catholic Health Initiatives from 1999 to 2002. First elected a director of the Company in 2005.

Name	Age	Principal Occupation
Philip H. Sanford	53	Principal, Port Royal Holdings, LLC (private equity investments) since August 2003. Chairman and Chief Executive Officer of The Krystal Company (restaurants) from July 1997 to August 2003. Member of the Company’s Audit Committee and Compensation Committee. First elected a director of the Company in 1999.

Directors Whose Terms of Office to Expire in 2009

Robert E. Bosworth	59	President and Chief Operating Officer of the Company since September 2005. Vice President-Corporate Finance of Livingston Company (merchant banking) from February 2001 to September 2005. Independent business consultant from January 1998 to February 2001. Director of Covenant Transport, Inc. (transportation). First elected a director of the Company in 1986.

Gary D. Chazen	56	Partner, Metal Systems, Inc. (metal fabrication) since 2004. Consultant to PSC Metals, Inc. (metal recycling) from 2004 to 2006. Partner of Perimeter Properties (real estate development) since 2002. President of Southern Foundry Supply, Inc. (metal recycling) from 1990 to 1997. First elected a director of the Company in 2006.

Director Compensation

In fiscal year 2006, all directors received annual compensation of $16,000 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $1,000 for each meeting attended. Directors who served as the chair of the Audit Committee and Compensation Committee received additional annual compensation of $8,000 and $3,000, respectively. Under the terms of the Company’s 1999 Stock Plan for Non-Employee Directors (the “1999 Director Plan”), each outside director of the Company also receives a grant of 5,000 stock options on the date of such director’s initial election to the Board of Directors and a grant of 2,000 stock options on the date of each annual meeting of shareholders if such director’s term in office shall continue. The outside directors are also eligible for the award of Common Stock in lieu of cash director fees under the terms of the 1999 Director Plan.

Items 2 and 3—Clarification and Amendment of Stock Option and Incentive Plans

The Company has previously adopted, and the shareholders have approved, the Chattem, Inc. Non-Statutory Stock Option Plan—1998 (the “1998 Plan”), the Chattem, Inc. Non-Statutory Stock Option Plan—2000 (the “2000 Plan”), and the Chattem, Inc. Stock Incentive Plan—2003 (the “2003 Plan”) (each, a “Plan” and collectively, the “Plans”). In accordance with the terms of the Plans, the Plans are administered by the Compensation Committee of the Board of Directors. The Plans are designed to enable officers and key management employees of the Company and its subsidiaries to acquire shares of the Company’s Common Stock and thus to share in the future success of the Company’s business. Accordingly, the Plans are intended to attract and retain outstanding management personnel and to promote a closer identity of interest between key management employees and the Company and its shareholders.

The Company seeks to qualify the grant of stock options under the Plans as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to the Company for compensation in excess of $1 million to the Company’s chief executive officer and four other most highly-compensated officers. Compensation attributable to the exercise of stock options or stock appreciation rights is generally not subject to the $1 million deduction limit and is generally treated as performance-based compensation if, among other things, the plans under which the stock options or stock appreciation rights are granted state the maximum number of shares with respect to which stock options or stock appreciation rights may be granted during a specified period of time to any employee.

Item 2—Clarification of the 1998, 2000 and 2003 Plans

Each of the 1998 and 2000 Plans have expired in accordance with their terms and no further grants can be made under either Plan, although there remain 15,250 and 109,850 shares of Common Stock subject to issuance pursuant to outstanding awards under the 1998 and 2000 Plans, respectively. Both the 1998 and 2000 Plans stated the maximum total number of shares of Common Stock issuable pursuant to grants under each of the 1998 and 2000 Plans. The maximum total number of shares issuable under each of the 1998 and 2000 Plans, as previously approved by the shareholders and as adjusted for the Company’s 2-for-1 stock split in 2002, was as follows: 1998 Plan: 1,400,000 shares; 2000 Plan: 1,500,000 shares.

The 2003 Plan remains in force and provides that eligible participants may be granted (i) qualified and non-qualified stock options which, upon exercise, will entitle the optionee to purchase shares of Common Stock, and (ii) other plan grants which may include restricted stock, stock appreciation rights, bonus stock, performance shares, phantom shares or other forms of equity-based compensation. The 2003 Plan states the maximum total number of shares of Common Stock issuable pursuant to grants under the 2003 Plan. The maximum total number of shares of Common Stock issuable under the 2003 Plan, as previously approved by the shareholders, is 1,500,000 shares. To date, options to purchase 652,875 shares of Common Stock have been issued and remain outstanding under the 2003 Plan. There are currently 179,500 shares of Common Stock available for issuance under the 2003 Plan.

Although the Plans did not specifically state the maximum number of shares with respect to which stock options or stock appreciation rights could be granted during a specified period of time to any employee, the Compensation Committee interprets the Plans as providing that the maximum total number of shares that were issuable pursuant to grants under any Plan constituted the maximum number of shares with respect to which stock options or stock appreciation rights could be granted during the life of the Plan to any employee and, in practice, has administered the Plans in a manner consistent with such interpretation. On February 26, 2007, the Compensation Committee confirmed and ratified its interpretation of the Plans in this manner and recommended to the Board of Directors that this Item 2 be presented to the shareholders for their ratification, and the Board of Directors hereby recommends that the shareholders ratify this Item 2.

By means of this Item 2, the Company is seeking the ratification by the shareholders of the Compensation Committee’s interpretation of the terms of the Plans in order to ensure such interpretation reflects the desires of the shareholders. By voting for this Item 2, shareholders will ratify the Compensation Committee’s interpretation of the Plans as providing that the maximum total number of shares issuable pursuant to grants under a Plan constitutes the maximum number of shares with respect to which stock options or stock appreciation rights could be granted during the life of the Plan to any employee. Shareholder ratification of this Item 2 does not modify or amend the outstanding stock options or other grants under the Plans, reactivate the 1998 or 2000 Plans, permit any additional grants under the 1998 or 2000 Plans or increase the maximum total number of shares of Common Stock authorized for issuance under the 2003 Plan.

Required Affirmative Vote

The ratification of the Compensation Committee’s interpretation of the Plans contemplated by Item 2 requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

The Board of Directors believes that this proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Item 2.

Item 3—Amendment of the 2003 Plan

In addition to clarifying the existing terms of the 2003 Plan as discussed above, the Compensation Committee has amended the terms of the 2003 Plan and the Company seeks shareholder approval of the amendment. A summary of the terms of the 2003 Plan and the proposed amendment follows.

General

On April 16, 2003, the shareholders of the Company approved the 2003 Plan. The 2003 Plan provides that eligible participants may be granted (i) qualified and non-qualified stock options which, upon exercise, will entitle the optionee to purchase shares of Common Stock, and (ii) other plan grants which may include restricted stock, stock appreciation rights, bonus stock, performance shares, phantom shares, or other forms of equity-based compensation. The maximum total number of shares of Common Stock issuable under the 2003 Plan, as previously approved by the shareholders, is 1,500,000 shares. A copy of the 2003 Plan, as amended, is attached as Appendix A to this Proxy Statement.

Participation in the 2003 Plan

Options and other plan grants may be granted under the 2003 Plan to key management employees of the Company or any subsidiary, including officers and directors who, in the judgment of the Compensation Committee, have a substantial impact on the Company’s attainment of corporate goals. The Company estimates that, as of the date of this Proxy Statement, 10 executive officers (including two executive officers who are also directors) and approximately 70 other employees are eligible to participate in the 2003 Plan.

Issuance and Exercise of Options

Under the 2003 Plan, the Compensation Committee may grant qualified stock options, which may entitle the holder to favorable tax treatment, or non-qualified stock options, which have historically been issued under the previous and existing plans of the Company. The Compensation Committee designates individuals to whom options are to be granted and specifies the number of shares of Common Stock subject to each grant. The price per share for Common Stock purchased on the exercise of an option is determined by the Compensation Committee but will not be less than the fair market value of the Common Stock on the date of grant of the option. To date, options to purchase 652,875 shares of Common Stock have been issued and remain outstanding under the 2003 Plan. There are currently 179,500 shares of Common Stock available for issuance under the 2003 Plan.

Other Plan Grants

The Compensation Committee also may grant restricted stock, stock appreciation rights, bonus stock, performance shares, phantom shares or other equity-based compensation in such amounts and on such terms and conditions as the Compensation Committee determines in its sole discretion. The applicable performance goals and all other terms and conditions of an award are to be determined by the Compensation Committee and will be set forth in an award agreement.

Estimate of Benefits or Awards to be Granted to Certain Individuals and Groups

As described above, the Compensation Committee has discretion to determine the number and type of awards to be granted under the 2003 Plan. Stock options previously granted under the 2003 Plan to officers of the Company who are or have been named executive officers in the Company’s Summary Compensation Table are as follows:

Officer Name	Date	Options Granted
Zan Guerry	5/29/03	125,000
	4/27/04	60,000

A. Alexander Taylor II*	5/29/03	125,000
	4/27/04	60,000

Robert E. Bosworth		0

Richard W. Kornhauser	5/29/03	40,000
	4/27/04	30,000

B. Derrill Pitts	5/29/03	40,000
	4/27/04	30,000

Donald K. Riker**	5/29/03	25,000
	4/27/04	25,000

Charles M. Stafford	5/29/03	25,000
	4/27/04	25,000

Ron Galante	5/29/03	10,000
	4/27/04	10,000

*	Mr. Taylor resigned as an executive officer of the Company effective September 30, 2005.
**	Dr. Riker resigned as an executive officer of the Company effective January 31, 2007.

To the extent that shares of Common Stock remain available for issuance under the 2003 Plan, no decisions have been made with respect to the specific type, or particular recipients, of awards. Accordingly, the actual number and type of awards to be granted in the future under the 2003 Plan cannot be determined at this time.

Proposed Amendment

The 2003 Plan does not specifically state the maximum number of shares with respect to which stock options or stock appreciation rights may be granted during a specified period of time to any employee. In practice, however, the Compensation Committee has administered the 2003 Plan in such a manner so as to limit the maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any employee during any one fiscal year. To date, no participant has received stock options or stock appreciation rights with respect to more than 125,000 shares in any one fiscal year under the 2003 Plan. Furthermore, the Chattem, Inc. Stock Incentive Plan—2005 (the “2005 Plan”), which was adopted by the shareholders on April 13, 2005, provides that no participant may be granted stock awards with respect to more than 250,000 shares in any one fiscal year.

Although only 179,500 shares of Common Stock remain available for issue under the 2003 Plan, to conform the terms of the 2003 Plan with the past practice of the Compensation Committee and the terms of the 2005 Plan, the Company seeks shareholder approval of an amendment to the 2003 Plan to provide that the maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any employee during any one fiscal year shall not exceed 250,000 shares.

The Compensation Committee has thereby amended the 2003 Plan with the addition of a new Section 4(c) to read as follows:

No individual may be granted awards under the 2003 Plan with respect to more than 250,000 shares in any one fiscal year.

A copy of the 2003 Plan, with the proposed amendment underlined, is attached as Appendix A to this Proxy Statement.

The Company requests the shareholders to approve and ratify this amendment to the 2003 Plan to reflect the actual practice of the Compensation Committee under the 2003 Plan and to limit new stock awards under the 2003 Plan to any employee of the Company. Shareholder approval of this Item 3 does not modify or amend the outstanding stock options under the 2003 Plan and will not change the total number of stock options currently outstanding or the maximum total number of shares of Common Stock that can be issued pursuant to grants under the 2003 Plan.

Required Affirmative Vote

The amendment of the 2003 Plan contemplated by this Item 3 to limit the maximum number of shares with respect to which stock options or stock appreciation rights may be granted to any employee during any one fiscal year requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

The Board of Directors believes that this proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Item 3.

Item 4—Ratification of Appointment of Independent Auditors for Fiscal Year 2007

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP to serve as the Company’s independent auditors for fiscal year 2007. The Company is asking shareholders to ratify the Audit Committee’s selection. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby for the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2007. Representatives of Grant Thornton LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Required Affirmative Vote

The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2007 requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

The Board of Directors believes that this proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote “FOR” Item 4.

CORPORATE GOVERNANCE

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Except for Messrs. Guerry and Bosworth, all of the Company’s Board members are “independent” as defined by rules of the National Association of Securities Dealers, Inc. (“NASD”). The Board limits membership of the Audit Committee and Compensation Committee to independent directors as defined by rules of the NASD and the Securities and Exchange Commission (“SEC”). Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees, a copy of which may be found on the Company’s website at www.chattem.com.

Board of Directors

Composition of Board

The Company’s Board of Directors is separated into three classes having staggered terms of three years. At present, two classes consist of two directors each and one class consists of three directors. The Board of Directors has determined that, as of February 7, 2007, five of the Company’s seven incumbent directors (Messrs. Allen, Chazen, Sanford and Stacy and Ms. Brinkley) are “independent” as defined by the rules of the NASD. No member of the Board of Directors serves on more than two other boards of directors of publicly-traded companies.

Board Meetings

The Board of Directors meets quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 2006, the Board of Directors conducted a total of four regularly scheduled meetings and three special meetings. Each incumbent director attended 75% or more of the meetings of the Board of Directors and of any committees on which he or she served during this period. The Company has no established policy regarding board members’ attendance at the annual meeting of shareholders. Five of the Company’s then seven directors were present at the Company’s 2006 annual meeting of shareholders.

Director Nomination Procedure

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and, therefore, has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment, and other factors the Board of Directors may deem relevant under the circumstances.

Director nominees are selected by a majority vote of the independent directors as defined by NASD rules, all of whom participate in the consideration of director nominees. The Board of Directors has adopted a resolution addressing the nominations process and such related matters as required under the federal securities laws. Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or a nominating committee charter.

The Board of Directors does not have a specific policy with regard to the consideration of director nominees submitted by a shareholder. The Board of Directors will evaluate nominees for directors submitted by a shareholder on the same basis as other nominees and does not believe a specific policy is appropriate or necessary given the size and composition of the Company’s Board and the infrequency with which director nominees have been submitted in the past.

Compensation Committee

The Compensation Committee is composed of Samuel E. Allen and Philip H. Sanford, each of whom is an independent, non-employee director who currently has no interlocking relationships as defined by the SEC. As required by NASD rules, the Compensation Committee reviews and approves the salary arrangements, including annual and long-term incentive awards and other remuneration, for all officers of the Company, including the chief executive officer and the president and chief operating officer. The Compensation Committee also is responsible for administration of the Company’s stock option plans (except for the 1999 Director Plan), the annual incentive plan and certain other plans. The Compensation Committee met four times in fiscal year 2006. The Compensation Committee has adopted a written charter, a copy of which is attached hereto as Appendix B.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries at the time of such member’s service on the Compensation Committee during fiscal year 2006. None of the executive officers of the Company during fiscal year 2006 (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) served as director of another entity, one of whose executive officers served on the Compensation Committee of the Company or (iii) served as member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Audit Committee

The responsibilities of the Audit Committee are described in the Amended and Restated Audit Committee Charter and in the following Audit Committee Report.

Audit Committee Report

Identification of Members and Functions of Committee

The Audit Committee of the Company’s Board of Directors is currently composed of three non-employee directors, Samuel E. Allen, Philip H. Sanford and Bill W. Stacy. Each member of the Audit Committee (i) is “independent” as defined by Rule 4200(a)(15) of the NASD listing standards, (ii) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iv) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Additionally, the Company has and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Sanford is an “audit committee financial expert” as defined in applicable SEC rules.

Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is reviewed and reassessed by the Audit Committee on an annual basis. The current Amended and Restated Audit Committee Charter is attached hereto as Appendix C. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. In addition, the Audit Committee selects the independent auditors of the Company for each fiscal year. The Audit Committee met 11 times in person or via teleconference in fiscal year 2006. Prior to the release of quarterly earnings announcements in fiscal year 2006, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with the Company’s independent auditors and the Company’s president or chief accounting officer.

Auditor Independence

The Audit Committee received from Grant Thornton LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors’ independence, and discussed this information with Grant Thornton LLP. The Audit Committee specifically considered the provision of non-audit services by Grant Thornton LLP and concluded that the nature and scope of such services provided to the Company did not compromise Grant Thornton LLP’s independence. The Audit Committee also reviewed and discussed with management and with Grant Thornton LLP the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with Grant Thornton LLP and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Grant Thornton LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

Review of Audited Financial Statements

The Audit Committee has reviewed the audited financial statements of the Company and its consolidated subsidiaries as of and for the fiscal year ended November 30, 2006, and has discussed the audited financial statements with management and with Grant Thornton LLP. Based on all of the foregoing reviews and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2006 as filed with the SEC.

The foregoing report is submitted by the Audit Committee, consisting of Samuel E. Allen, Philip H. Sanford and Bill W. Stacy.

The foregoing should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

Audit Committee Pre-Approval of Services by the Independent Auditor

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Company’s Audit Committee reviews and pre-approves any engagement of the independent auditor to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent auditor. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by the Company’s independent auditor that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Allen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent auditor. Mr. Allen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

Termination of Ernst & Young LLP; Engagement of Grant Thornton LLP

On April 20, 2005, the Company, acting upon the recommendation and approval of the Audit Committee, dismissed Ernst & Young LLP as the Company’s independent auditors and engaged Grant Thornton LLP to serve as the Company’s new independent auditors to audit the Company’s financial statements for fiscal year 2005.

The reports of Ernst & Young LLP on the Company’s financial statements for the two-year fiscal period ended November 30, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two-year fiscal period ended November 30, 2004, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the matter of the disagreement in connection with its reports on the Company’s financial statements for such periods. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two-year fiscal period ended November 30, 2004.

Audit and Non-Audit Fees

The following table presents fees billed to the Company for each of the fiscal years ended November 30, 2005 and November 30, 2006 for professional services rendered by the Company’s principal accountant for such services.

Type of Fees	2005	2006
Audit Fees (1)	$853,608	$690,218
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total	$853,608	$690,218

(1)	Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.
(2)	Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

Principles of Executive Compensation

The Company’s executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company’s executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate and individual performance.

The Company attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with average market rates for executives who hold comparable positions or have similar qualifications in companies the Company’s size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

The Company targets its base salary program at slightly below competitive market norms while placing more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company’s executive salaries tend to be slightly below the market average while its long-term incentive award opportunities are at or above average rates.

The Company’s incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company’s incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company’s overall bottom-line financial performance in that year.

Base Salary Program

The Company’s base salary program is based on a philosophy of providing salaries that are competitive with, but slightly below, market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee’s performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company’s overall financial results. All salary increases are granted within a pay-for-performance framework.

Annual Incentive Plan

The Company’s annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company’s corporate performance. Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company’s business strategy and prevailing market conditions.

An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are generally limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate and individual performance. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company’s success and successful implementation of business strategy.

Long-Term Incentives

The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company has historically provided long-term incentives to executives in the form of non-qualified stock options and grants of restricted stock.

The Company’s existing stock option plans are intended to reward participants for generating appreciation in the Company’s stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the last business day prior to the date of grant. All stock options have a term of not more than ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

Restricted stock granted by the Compensation Committee is subject to restrictions as to transferability and conditions of forfeiture as determined by the Committee. Each grant of restricted stock is made pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Shares of restricted stock granted to named executive officers as reflected in the Summary Compensation Table vest in equal one-fourth increments beginning on the first anniversary of the date of grant.

The Company’s overall stock option and restricted stock grant levels are established by considering market data for the Company’s stock and the number of shares reserved under the plan for grants. Individual stock option and restricted stock grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option and restricted stock grants in determining the size of new grants.

The Compensation Committee believes that while options provide a strong alliance of the interests of management and shareholders generally, options have a limited effect in retaining qualified management personnel in periods in which market prices for publicly-traded stocks are generally volatile or decreasing. Consistent with this philosophy, the Company’s 2003 Plan and the Company’s 2005 Plan are omnibus plans, which provide the Compensation Committee the discretion and flexibility to customize equity-based grants in light of changing circumstances or unique situations.

The Company’s compensation plans will continue to be periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

2006 Chief Executive Officer Compensation

In accordance with rules of the NASD, the compensation of the chief executive officer is determined by the Compensation Committee. In fiscal year 2006, the chief executive officer was not present during voting or deliberations with respect to his compensation. As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer’s compensation are summarized below.

Base Salary

Consistent with the philosophy outlined above, the base annual salary for the Company’s chief executive officer was increased to $550,000 from $530,000, effective June 1, 2006.

Annual Incentive and Bonus Payments

Because the earnings per share corporate performance objective set under the Company’s fiscal 2006 annual incentive plan was not achieved, the Company’s key employees, including the chief executive officer, were not eligible for and thus did not receive awards thereunder.

Upon the approval and recommendation of the Compensation Committee, the Company’s Board of Directors approved a special, one-time cash bonus to the Company’s named executive officers for their efforts in fiscal 2006 relating to, among other things, the Company’s acquisition of five consumer and over-the-counter brands from Johnson & Johnson. The Company’s chief executive officer earned a $150,000 bonus payment in fiscal 2006 pursuant to this special arrangement.

Long-Term Incentives

In fiscal year 2006, the Company’s chief executive officer received an award of options to acquire 50,000 shares of stock at an exercise price of $38.07. In fiscal year 2006, the Company’s chief executive officer did not receive a grant of shares of restricted stock.

The foregoing report is submitted by the Compensation Committee, consisting of Samuel E. Allen and Philip H. Sanford.

Summary of Cash and Certain Other Compensation

The following table sets forth information for the past three fiscal years concerning the compensation of the Company’s “named executive officers” (as such term is defined under Item 402(a)(3) of Regulation S-K) during the fiscal year ended November 30, 2006:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Other Annual Compensation			Restricted Stock Awards (4)		Securities Underlying Options Awarded	All Other Compensation (5)
Zan Guerry Chairman of the Board and Chief Executive Officer	2006 2005 2004	$539,785 500,000 451,154	$150,000 499,375 652,500		$41,285 285,070 467,172	(2) (3) (3)	$	— 424,440 699,300	50,000 65,000 60,000	$55,596 55,315 52,702

Robert E. Bosworth President and Chief Operating Officer	2006 2005 2004	$381,923 64,904 —	$100,000 61,035 —	$	— — —		$	— — —	30,000 — —	$29,870 855 —

B. Derrill Pitts Vice President—Operations	2006 2005 2004	$189,553 182,506 175,222	$40,000 83,873 103,228	$	— 55,766 —	(3)	$	— 106,110 —	25,000 25,000 30,000	$24,886 22,504 18,610

Richard W. Kornhauser Vice President—Marketing	2006 2005 2004	$196,729 177,529 170,530	$50,000 81,585 100,509	$	— 55,766 —	(3)	$	— 106,110 —	25,000 25,000 30,000	$13,157 11,976 8,658

Ron Galante Vice President—New Business Development	2006 2005 2004	$158,391 152,530 146,816	$75,000 70,096 86,689	$	— 55,766 —	(3)	$	— 106,110 —	15,000 15,000 10,000	$20,467 17,209 12,147

(1)	Represents (i) a special, one-time cash bonus earned for efforts in fiscal 2006 relating to, among other things, the Company’s acquisition of five consumer and over-the-counter brands from Johnson & Johnson and (ii) amounts earned under the Company’s annual incentive plan for fiscal years 2005 and 2004.

(2)	Represents (i) a plane usage allocation of $24,785 and (ii) a car allowance of $16,500.
(3)	Represents amount reimbursed to the named executive for the payment of federal income taxes resulting from the executive’s receipt of restricted stock.
(4)	At November 30, 2006, a total of 439,000 shares of restricted stock had been granted with an aggregate value of $14,206,040. Shares of restricted stock vest in equal one-fourth increments beginning on the first anniversary of the grant. If dividends on common stock are declared by the Board of Directors, dividends also would be paid on the restricted stock, unless and until such stock is forfeited to the Company.
(5)	Represents (i) compensation of $16,000 for fiscal year 2006 paid to each of Messrs. Guerry and Bosworth, respectively, for service on the Board of Directors; and (ii) premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit as follows for fiscal year 2006: Mr. Guerry—$8,259; Mr. Bosworth—$3,972; Mr. Pitts—$10,617; Mr. Kornhauser—$4,231; and Mr. Galante—$7,075; (iii) the Company’s contributions with respect to the Company’s Savings and Investment Plan for the named executive as follows for fiscal year 2006: Mr. Guerry—$9,900; Mr. Bosworth—$9,898; Mr. Pitts—$8,824; Mr. Kornhauser—$8,926; and Mr. Galante—$8,541; and (iv) with respect to Messrs. Guerry, Pitts and Galante payments of $21,437, $5,445 and $4,851, respectively, that were paid or deferred in fiscal year 2006 under an agreement with certain long-term employees of the Company.

Stock Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended November 30, 2006:

Option Grants in Last Fiscal Year

Name	Number of Shares Underlying Options Granted	Individual Grants Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Zan Guerry	50,000	11.14%	38.07	01-30-13	$774,916	$1,805,883
Robert E. Bosworth	30,000	6.68%	38.07	01-30-13	464,949	1,083,530
B. Derrill Pitts	25,000	5.57%	38.07	01-30-13	387,458	902,941
Richard W. Kornhauser	25,000	5.57%	38.07	01-30-13	387,458	902,941
Ron Galante	15,000	3.34%	38.07	01-30-13	232,475	541,765

Option Exercises and Holdings

The option exercises by the Company’s chief executive officer and the other named executive officers during the fiscal year ended November 30, 2006, as well as the number and total value of unexercised in-the-money options at November 30, 2006, are shown in the following table:

Aggregated Option Exercises in Last Fiscal Year

and Option Values at November 30, 2006

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Nov. 30, 2006 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Nov. 30, 2006 Exercisable/ Unexercisable
Zan Guerry	—	$—	238,750/111,250	$6,421,513/2,203,988
Robert E. Bosworth	—	—	63,000/33,000	981,587/362,925
B. Derrill Pitts	—	—	71,000/50,000	1,527,100/909,900
Richard W. Kornhauser	—	—	85,500/50,000	2,115,415/909,900
Ron Galante	—	—	64,000/22,500	1,861,123/345,375

Equity Compensation Plan Information

The following table provides information about the Company’s existing equity compensation plans as of November 30, 2006:

Plan Category	(A) Number of Securities to Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Shareholders(*)	1,692,037	$27.63	879,509
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,692,037		879,509

(*)	These plans consist of (i) the 2003 Plan, (ii) the 2005 Plan, and (iii) the 1999 Director Plan.

Pension Plan

In October 2000, the Company’s Board of Directors adopted an amendment to freeze the Chattem, Inc. Pension Plan effective December 31, 2000. No new participants will be allowed to enter the Pension Plan, and current participants will not be allowed to accrue further benefits after that date.

The frozen monthly accrued benefit payable at age 65 for each of the named executive officers is as follows:

Zan Guerry	$3,429/mo.
Robert E. Bosworth	$0/mo.
B. Derrill Pitts	$4,745/mo.
Richard W. Kornhauser	$0/mo.
Ron Galante	$4,216/mo.

Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

(i)	A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant’s life;

(ii)	A reduced annuity benefit to be paid during the participant’s life with one-half of the reduced benefit to be continued to the spouse for the spouse’s life;

(iii)	A reduced annuity benefit to be paid during the participant’s life with either three-fourths of or the full-reduced benefit to be continued to the spouse for the spouse’s life;

(iv)	A single lump sum payment; or

(v)	A single life annuity.

Agreements With Executive Officers

The Company has entered into an employment agreement with Mr. Guerry. The employment agreement has a rolling three-year term which renews automatically each year for a new three-year term absent the election of either party to terminate the employment agreement at the end of the current three-year term. The employment agreement provides for a base salary as adjusted from time to time by the Compensation Committee of the Board of Directors and the executive’s participation in the annual bonus plan and stock option plans of the Company as determined from time to time by the Compensation Committee of the Board of Directors. The employment agreement is intended to secure the long-term commitment of Mr. Guerry to remain in the Company’s employ and impose restrictions on competitive employment should he leave the Company’s employment for any reason. The employment agreement prohibits Mr. Guerry from competing with the Company with respect to existing Company brands or using confidential information for a period of 18 months after termination of employment in exchange for a monthly noncompetition payment equal to 75% of his then established base salary. Upon the early termination of the employment agreement by the Company without cause, Mr. Guerry would also be entitled to a liquidated damages payment in a lump sum equal to 25% of his base salary that would have been payable over the remainder of the term subject to an obligation to repay a pro rated portion of the amount if he is able to secure comparable employment during the remaining period of the term.

The Company also has entered into separate severance agreements with Mr. Guerry and the other executive officers of the Company, including Messrs. Bosworth, Pitts, Kornhauser and Galante. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to secure continuity of management during, an unbiased review of, any offer to acquire control of the Company and, in the case of Messrs. Bosworth, Pitts, Kornhauser and Galante, impose various restrictions on competitive employment should they leave the Company’s employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

The severance agreements become operative if the employment with the Company of one of these officers is terminated or constructively discharged within two years of the occurrence of a change in control of the Company, or if the officer elects to terminate his employment during a period of 60 days following the initial six-month period after the occurrence of a change of control of the Company. If the severance agreement becomes operative, the officer will be entitled to receive (i) a termination payment equal to 299 percent of his average annualized includable compensation from the Company, in the case of Mr. Guerry, and 200 percent of his average annualized includable compensation from the Company, in the case of Messrs. Bosworth, Pitts, Kornhauser and Galante, during the five most recently completed fiscal years and (ii) the continuation of certain Company-provided benefits for a period of two years thereafter. Includable compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership of or the right to vote 35% or more of the Company’s outstanding voting shares.

Comparative Performance by the Company

The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of fiscal year 2006 with the return from (i) the S&P 500 Index and (ii) a peer group of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The peer group consists of the following selected comparable companies: Playtex Products Inc., Church & Dwight, Inc., Prestige Brands Holdings, Inc., Helen of Troy Ltd. and Elizabeth Arden, Inc.

	2001	2002	2003	2004	2005	2006
Chattem, Inc.	$100	$281.52	$216.51	$489.49	$429.35	$573.23
S&P 500	$100	$82.17	$92.87	$103.02	$109.66	$125.26
Peer Group	$100	$108.62	$138.63	$161.26	$166.57	$188.54

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, executive officers and holders of 10% or more of the Company’s Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

SHAREHOLDER COMMUNICATIONS

General

Shareholders of the Company may send communications to the Company’s Board of Directors by writing to the Board of Directors in care of the Company’s Secretary at the Company’s principal executive office address.

Shareholder Proposals

Under SEC rules, proposals from the Company’s eligible shareholders for presentation for action at the 2008 Annual Meeting of Shareholders must be received by the Company no later than November 2, 2007, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at the Company’s principal executive offices.

Under the Company’s By-Laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at the Company’s principal executive offices. The Company must receive notice as follows:

•

Normally, the Company must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Assuming that the Company’s 2007 Annual Meeting is held on schedule, the Company must receive notice pertaining to the 2008 Annual Meeting no later than January 12, 2008.

•

However, if the Company holds the annual meeting on a date that is not within 30 days before or after such anniversary date, the Company must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

•

If the Company holds a special meeting to elect directors, the Company must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

A notice of a proposed nomination must include certain information about the shareholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

The Board and the Company’s management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

Zan Guerry

Chairman of the Board and

Chief Executive Officer

March 1, 2007

Appendix A

CHATTEM, INC.

STOCK INCENTIVE PLAN—2003

1.	PURPOSE

The Chattem, Inc. Stock Incentive Plan—2003 (the “2003 Plan”) is designed to enable officers and key management employees of Chattem, Inc. (the “Company”) and its Subsidiaries to continue to acquire shares of the Company’s common stock and thus to share in the future success of the Company’s business. The 2003 Plan is also intended to provide the Board of Directors the added flexibility to customize other forms of equity-based compensation for management if necessary based upon changing market and regulatory conditions. Accordingly, the 2003 Plan is intended as a further means not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interest between key management employees and the Company and its shareholders.

2.	DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in the 2003 Plan, shall have the meanings set forth in this Section 2.

(a)	“Beneficiary” means the person or persons designated in writing by the Participant or, in the absence of such a designation or if the designated person or persons predecease the Participant, the Participant’s Beneficiary shall be the person or persons who acquire the rights to the Option or Other Plan Grant by bequest or inheritance. In order to be effective, a Participant’s designation of a Beneficiary must be on file with the Committee before the Participant’s death. Any such designation may be revoked in writing and a new written designation substituted therefor at any time before the Participant’s death.

(b)	“Board of Directors” or “Board” means the board of directors of the Company.

(c)	“Change in Control” means:

(i)	Change of 1/3 or more of the directors of the Company within any 12-month period; or

(ii)	Change of 1/2 or more of the directors of the Company within any 24-month period; or

(iii)	Acquisition by any person of the ownership of or right to vote 35% or more of the Company’s outstanding voting stock. For purposes of this paragraph (iii): (A) “person” shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and (B) “affiliate” and “associate” shall have the meanings given to them in Rule 12b-2 promulgated under the Exchange Act.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” means the Compensation Committee of the Board of Directors or, in the event the Board of Directors terminates the existence of the Compensation Committee, then Committee shall refer to the Board as a whole.

(f)	“Company” means Chattem, Inc., a corporation incorporated under the laws of the State of Tennessee, and its successors.

(g)	“Disability” means a disability that entitles the Participant to benefits under the Company’s Long-Term Disability Plan, as amended from time to time.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Fair Market Value” means the closing sale price on the last business day prior to the date on which Fair Market Value needs to be determined as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

(j)	“Grant Agreement” means the written agreement to be entered into by the Company and a Participant relating to Other Plan Grants, as provided in Sections 9, 10 or 11 hereof.

(k)	“Incentive Stock Option” means any Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code.

(l)	“Non-Qualified Stock Option” means any Option not intended to be an Incentive Stock Option.

(m)	“Option” means an option to purchase a share or shares of the Company’s common stock, including both an Incentive Stock Option and a Non-Qualified Stock Option.

(n)	“Option Agreement” means the written agreement to be entered into by the Company and the Participant relating to an Option, as provided in Section 8 hereof.

(o)	“Other Plan Grant” means a grant, other than an Option, of the Company’s common stock, or that is valued in whole or in part by reference to, or otherwise based upon, the Company’s common stock, including, without limitation, Restricted Stock and Stock Appreciation Rights.

(p)	“Participant” means a person to whom an Option or Other Plan Grant has been made under the 2003 Plan.

(q)	“Restricted Stock” means Shares granted by the Committee subject to restrictions as to transferability and conditions of forfeiture in the hands of the grantee as determined by the Committee.

(r)	“Retirement” means retirement from employment with the Company and its Subsidiaries, as determined by the Committee in its sole discretion.

(s)	“Shares” means shares of the Company’s common stock.

(t)	“Stock Appreciation Right” means a right to receive a payment equal to the excess of the (i) Fair Market Value of the shares of common stock covered by such right as of the date of exercise or termination over (ii) such amount as is determined by the Committee at the time the Stock Appreciation Right is granted.

(u)	“Subsidiary” means a subsidiary corporation as defined in Section 425(f) of the Code (or a successor provision of similar import).

(v)	“Term” means the period during which a particular Option may be exercised in accordance with Section 8 hereof.

3.	EFFECTIVE DATE OF THE 2003 PLAN

The 2003 Plan shall become effective when adopted by the Board of Directors; provided, however, that if the 2003 Plan is not approved by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at the meeting before the first anniversary of its adoption by the Board, the 2003 Plan and all Options or Other Plan Grants granted under the 2003 Plan prior to such anniversary shall be null and void and shall be of no effect.

4.	NUMBER AND SOURCE OF SHARES SUBJECT TO THE 2003 PLAN

(a)	The Company may grant Options, issue Restricted Stock and make Other Plan Grants involving the actual issuance of shares of common stock under the 2003 Plan for not more than One Million, Five Hundred Thousand (1,500,000) Shares (subject, however, to adjustment as provided in Section 12 hereof) which shall be provided by the issuance of Shares authorized but unissued.

(b)	In the event that an Option shall for any reason lapse or be terminated without being exercised in whole or in part or Restricted Stock is forfeited back to the Company, the Shares subject to the Option or underlying the Restricted Stock shall be restored to the total number of Shares with respect to which Options or Restricted Stock may be granted under the 2003 Plan, but only to the extent that the Option has not been exercised or the Restricted Stock has not vested previously.

(c)	No individual may be granted awards under the 2003 Plan with respect to more than 250,000 shares in any one fiscal year.

5.	ADMINISTRATION OF THE 2003 PLAN

(a)	The 2003 Plan shall be administered by the Committee.

(b)	The Committee shall adopt such rules and regulations (including amendments thereto) as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of its members then in office. Any action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

(c)	The powers of the Committee shall include plenary authority to interpret the 2003 Plan, and, subject to the provisions hereof, the Committee shall determine the persons to whom Options or Other Plan Grants shall be granted, the number of Shares subject to each Option or issued as Restricted Stock, the Term of each Option or Other Plan Grant, the date on which each Option or Other Plan Grant shall be granted, and the provisions of each Option Agreement or Grant Agreement.

6.	2003 PLAN PARTICIPANTS ELIGIBLE TO RECEIVE OPTIONS AND OTHER PLAN GRANTS

Options and Other Plan Grants may be granted under the 2003 Plan to key management employees of the Company or any Subsidiary, including officers who, in the judgment of the Committee, have a substantial impact on the Company’s attainment of corporate goals. All determinations by the Committee as to the identity of the persons to whom Options and Other Plan Grants shall be granted hereunder shall be conclusive.

7.	TYPES OF GRANTS

The Committee may make such grants under the 2003 Plan as in its discretion it deems advisable to effectuate the purpose of the Plan, including without limitation grants of Options, whether Incentive Stock Options or Non-Qualified Stock Options, and Other Plan Grants, which may include Restricted Stock and Stock Appreciation Rights or other types of awards. Such grants may be issued separately, in combination, or in tandem, and additional grants may be issued in combination or in tandem with grants previously issued under the 2003 Plan or otherwise. As used in the 2003 Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.

8.	OPTIONS

(a)	Grant of Options.

(1)	The Committee may grant Options entitling the Participant to purchase shares of common stock on the terms noted herein. Options granted may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. To the extent that an Option is not specifically designated as an Incentive Stock Option in the Option Agreement by the Committee, it shall be deemed a Non-Qualified Stock Option.

(2)	No Option shall be exercised by an Optionee unless the Optionee shall have executed and delivered an Option Agreement.

(3)	Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

(b)	Option Price. The Option price to be paid by the Optionee to the Company for each Share purchased upon the exercise of the Option shall be determined by the Committee and shall be not less than the

Fair Market Value of the Share on the date the option is granted but may exceed Fair Market Value in the sole discretion of the Committee, and, for the grant of an Incentive Stock Option to an Employee that currently owns more than 10 percent of the common stock of the Company, shall not be less than 110 percent of the Fair Market Value of the Shares as of the date on which the Option is granted.

(c)	Term of Option; Exercise of Option.

(1)	Each Option granted under the 2003 Plan shall be exercisable as provided in this Section 8(c). In no event may an Option be exercised before the approval of the 2003 Plan by the shareholders of the Company at the meeting within the period specified by Section 3 hereof. The Term of each Option shall end (unless the Option shall have terminated earlier under any other provisions of the 2003 Plan) on a date ten (10) years from the date of grant of the Option, provided, that no Incentive Stock Option granted to an Employee that currently owns more than 10 percent of the common stock of the Company shall have a term of more than five (5) years.

(2)	Each Option shall become exercisable and vested with respect to twenty-five percent (25%) of the Shares purchasable thereunder on the first anniversary of the date of the grant of the Option. The option to purchase an additional twenty-five percent (25%) of such Shares shall become exercisable and vested, on a cumulative basis, on each of the three succeeding anniversaries of the date of the grant of the Option, so that four years from the date of such grant the option to purchase all such Shares shall have become exercisable and vested. Notwithstanding the foregoing vesting schedule (i) each Option shall become exercisable in full immediately upon a Change in Control and (ii) upon the death, disability or retirement of an Optionee or termination of an Optionee’s employment pursuant to Section 8(e), any Option held by such Optionee shall be exercisable in full in accordance with the provisions of Section 8(e). In addition, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Company common stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options. When exercising an Option, the Optionee may purchase less than the full number of Shares then available under the Option.

(3)	Options shall be exercised by delivering or mailing to the Committee:

(i)	a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, and

(ii)	payment in full of the Option price for the Shares in cash and/or by the tender of Shares (by delivering the appropriate stock certificates) to the Committee; provided, however, that (i) the Committee shall determine acceptable methods for tendering shares to exercise an Option under the 2003 Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate and (ii) the Committee may permit Optionees to pay for any Shares subject to an option by delivering to the Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

The Company may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of Options. The value of any Shares tendered in accordance with this Paragraph (3) shall be determined on the basis of their Fair Market Value on the date of exercise.

(4)	Subject to the provisions of Section 8(d) hereof, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Optionee a certificate or certificates for the Shares purchased, without charge to the Optionee for issue or transfer tax.

(d)	Conditions on Exercise.

(1)	The exercise of each Option granted under the 2003 Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares, then in any such event such exercise or payment shall not be effective or be made unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares as to which the option shall lapse because of such postponement.

(2)	Except with the prior written approval of the Committee, all Options granted under the 2003 Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 8(e)(1) hereof, and an Option may be exercised during the lifetime of the Optionee only by the Optionee.

(3)	Subject to the provisions of Section 8(b)(2), upon the purchase of Shares under an option, the stock certificate or certificates may, at the request of the Optionee (or the Optionee’s Beneficiary, where the Option is exercised by the Beneficiary), be issued in the name of the Optionee (or Beneficiary) and the name of another person as joint tenants with the right of survivorship.

(e)	Exercise of Option After Death, Disability, Retirement, or Other Termination of Employment.

(1)	Death. If an Optionee’s employment with the Company or a Subsidiary shall cease due to the Optionee’s death, any Option held by the Optionee on the date of the Optionee’s death may be exercised only within three (3) years after the Optionee’s death (within one (1) year if an Incentive Stock Option) and only by the Optionee’s Beneficiary. If an Optionee shall die within three (3) years after cessation of employment (within one (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (2) below, or if the Optionee shall die within three (3) years after cessation of employment (within one (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (3) below, any Option held by the Optionee on the date of his death may be exercised after the Optionee’s death only within the remainder of the period prescribed by Paragraph (2) or Paragraph (3), as the case may be, and only by the Optionee’s Beneficiary. Notwithstanding the foregoing, in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(2)	Disability. If an Optionee’s employment with the Company or a Subsidiary ceases due to Disability, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within one (1) year if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(3)	Retirement. If an Optionee’s employment with the Company or a Subsidiary ceases due to Retirement, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within 90 days if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(4)	Leave of Absence. The Committee shall have the sole authority to determine whether, in any particular case, a leave of absence shall result in a termination of employment for purposes of this Section 8.

(5)	Divestiture. If an Optionee’s employment with the Company or a Subsidiary ceases due to divestiture of a Subsidiary or other distinct business unit of the Company, the Optionee may exercise the Option at any time within ninety (90) days after the divestiture, provided that the Optionee is an employee on the actual date of the divestiture; and further provided, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(6)	Termination for Other Reasons. Upon termination of an Optionee’s employment with the Company or a Subsidiary for any reason other than those specified in Paragraphs (1) through (5) above, the Optionee may exercise the Option (to the extent vested) at any time within thirty (30) days after such termination; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(f)	Shareholder Rights. No person shall have any rights of a shareholder by virtue of an Option except with respect to Shares actually issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

(g)	Incentive Stock Options. All the provisions of Section 422 of the Code and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as incentive stock options for purposes of Section 422. Each provision of the 2003 Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an incentive stock option for purposes of Section 422, but to the extent that such grants for any reason fail to qualify as Incentive Stock Options then such grants shall be deemed Non-Qualified Stock Options.

9.	RESTRICTED STOCK

The Committee may issue Restricted Stock upon such terms and conditions as it may determine from time to time. Each grant of Restricted Stock shall be pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Each certificate representing Restricted Stock shall at the Committee’s discretion either bear a legend as to the restrictions thereon or be deposited by the grantee, together with a stock power endorsed in blank, with the Company. Unless otherwise limited as provided by the Committee, the grantee shall have the right to receive dividends from and to vote the shares of Restricted Stock owned by the grantee unless and until such shares are forfeited back to the Company.

10.	STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights, either alone or in tandem with Options or Other Plan Grants, to Participants as it may determine from time to time. Each grant of a Stock Appreciation Right shall be credited to the grantee’s account on the books of the Plan and shall have such terms and conditions as the Committee may determine. Payment may be made in whole or in part in cash, shares of common stock, or such other form as the Committee may determine. Each Stock Appreciation Right shall be payable at such time or times, or upon the occurrence of such event or events, as the Committee shall specify. A Stock Appreciation Rights shall not be transferable or assignable, except by will or by the laws of descent and distribution, and shall be payable during the Participant’s lifetime only to the Participant, or upon death of disability, to the Participant’s Beneficiary.

11.	OTHER PLAN GRANTS

The Committee may make such Other Plan Grants upon such terms and conditions as it may determine from time to time. Other Plan Grants, subject to limitations under applicable law, may be payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the common stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of common stock awarded solely as a bonus and not subject to any restrictions or conditions, performance shares issuable upon the attainment of certain criteria determined by the Committee, phantom shares reflecting increases in the value of the equity of the Company, dividend equivalents for holders of Options or others, all as may be determined from time to time by the Committee and set forth in the specific terms and conditions of a Grant Agreement.

12.	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Company’s Shares, payable in such Shares, or if there shall be a stock split or combination of Shares, the aggregate number of Shares available for Options and Other Plan Grants, the number of Shares subject to outstanding Options and Other Plan Grants, and the Option price per share of each outstanding Option shall be proportionately adjusted by the Committee as it deems equitable in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee or the holder of Other Plan Grants; provided, that any fractional Shares resulting from such adjustments shall be eliminated. The Committee’s determination with respect to any such adjustments shall be conclusive.

13.	EFFECT OF MERGER OR OTHER REORGANIZATION

If the Company shall be the surviving corporation in a merger or other reorganization, Options and Other Plan Grants shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option or Other Plan Grant would be entitled to have or obtain stock and securities of the Company under the terms of the merger or consolidation.

14.	TERMINATION, SUSPENSION OR MODIFICATION OF THE 2003 PLAN

The Committee may at any time terminate, suspend, amend or modify the 2003 Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Company’s Shares voting at a shareholders’ meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 12 hereof): (a) the aggregate number of Shares with respect to which Options and Other Plan Grants may be granted; (b) the class of persons eligible for Options and Other Plan Grants; (c) the Option price; or (d) the maximum duration of the 2003 Plan. No termination, suspension or modification of the 2003 Plan shall adversely affect any right acquired by an Optionee, or by any Beneficiary, or by the holder of Other Plan Grants under the terms of an Option or Other Plan Grant granted before the date of such termination, suspension or modification, unless such Optionee or Beneficiary shall consent; but it shall be presumed conclusively that any adjustment for changes in capitalization in accordance with Section 12 hereof does not adversely affect any such right.

15.	DURATION OF THE 2003 PLAN

Unless sooner terminated in accordance with Section 14 hereof, the 2003 Plan shall remain in effect for a period of five (5) years from the date of its adoption by the Board of Directors. Expiration of such five (5) year period shall not affect the vesting of previously granted Options pursuant to Section 10(b) hereof or the vesting of previously granted Other Plan Grants.

16.	GOVERNING LAW

The 2003 Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any Federal law.

Appendix B

Compensation Committee Charter

I.	PURPOSE

The purpose of the Compensation Committee (the “Committee”) of Chattem, Inc. (the “Company”) is (a) to review matters relating to, and to make recommendations to the Board of Directors (the “Board”) regarding, the compensation levels and benefit plans, including salaries, bonuses, stock options and other equity-based awards or other benefits, with respect to the Company’s executive officers (the “Officers”), including the Company’s Chief Executive Officer (the “CEO”), (b) to determine, or recommend to the Board for determination by a majority of independent directors, the compensation level of the Officers, (c) to prepare a report on executive compensation for inclusion in the Company’s annual proxy statement and (d) to take such other actions within the scope of this charter (this “Charter”) as the Committee deems necessary or appropriate.

II.	COMPOSITION

The Committee will be comprised of two or more directors. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements of the Nasdaq Stock Market, Inc. (“NASDAQ”) and applicable law. The members of the Committee and the Chair of the Committee will be appointed by the Board of Directors and will serve at the pleasure of the Board.

III.	MEETINGS

The Committee will hold at least two regular meetings each year, and such special meetings as circumstances may dictate. Meetings may be called by the Chair of the Committee or by a majority of the Committee members. The presence in person or by telephone of a majority of the members of the Committee will constitute a quorum. Action taken by written consent in lieu of a meeting is acceptable. Minutes of the Committee’s meetings shall be kept. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials will be provided to each member of the Committee prior to each meeting to allow time for review. The results of the meetings will be reported to the full Board.

IV.	RESPONSIBILITIES AND DUTIES

(a)	The following shall be the principal responsibilities and duties of the Committee, which are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

(i)	Overall Policy. The Committee shall conduct a periodic review of the Company’s general executive compensation policies and strategies, and shall report and make recommendations to the Board with respect thereto.

(ii)	Compensation Goals and Objectives and Evaluation. The Committee shall (A) review and approve the Company’s goals and objectives with respect to compensation of the Officers, and (B) evaluate periodically the performance of the Officers in light of the established goals and objectives.

(iii)	Determination or Approval of Compensation. The Committee shall, based upon its evaluation of the performance of the Officers, determine, or recommend to the Board for determination by a majority of the independent directors, the annual compensation of the Officers, including, but not limited to, the salary, bonus, incentive and equity compensation of the Officers. The CEO may not be present during any voting or deliberations concerning the CEO’s compensation.

(iv)	Equity-Based and Incentive Compensation Plans. The Committee shall conduct a periodic review the Company’s equity-based and incentive compensation plans and recommend, as necessary, any

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changes in such plans to the Board. The Committee shall approve all awards to any Officer under any equity-based or incentive compensation plan of the Company.

(v)	Periodic Review. The Committee periodically shall conduct an evaluation of its own performance in carrying out its responsibilities and duties under this Charter.

(vi)	Charter Review. The Committee periodically shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(vii)	Recommendations and Reports. The Committee shall advise, make recommendations to and prepare reports for, including a report on executive compensation for inclusion in the Company’s annual proxy statement, the Board with respect to any of the foregoing matters or such other matters relating to the compensation policies of the Company as the Committee may from time to time approve or as the Board may request, including changes to the terms or scope of this Charter and the Committee’s responsibilities.

(viii)	Other Activities. The Committee shall perform such other activities as the Board may from time to time delegate to the Committee for action consistent with this Charter, the Company’s bylaws and governing law.

(b)	In discharging its responsibilities and duties, the Committee shall have full access to any relevant records of the Company. The Committee, in its discretion, may retain, at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its responsibilities and duties.

* * * * * * * *

This Charter is effective as of October 25, 2006

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Appendix C

CHATTEM, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee is to represent and assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the financial reporting process; (iii) the Company’s systems of internal accounting and financial controls; (iv) the performance of the Company’s independent auditors and their qualifications and independence; and (v) the Company’s compliance with ethics policies and legal and regulatory requirements.

It shall be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the Board of Directors, the independent auditor and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to engage independent counsel and other advisers as it determines necessary to carry out its duties.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as appointed by the Board of Directors, each of whom shall be “independent”. Members of the Committee shall be considered independent as long as they (i) do not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company, (ii) are not an affiliated person of the Company or any of its subsidiaries, other than in their capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, (iii) meet the independence requirements of the Nasdaq Stock Market, Inc. (“NASDAQ”), and (iv) do not own or control 20% or more of the Company’s voting securities. Furthermore, no member of the Audit Committee shall have participated in the preparation of the financial statements of the Company at any time during the three years prior to his service on the Audit Committee.

All members of the Audit Committee must have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, and the Committee shall have at least one member who has past experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the member’s financial sophistication. The Board of Directors shall determine annually whether at least one member of the Audit Committee is an “audit committee financial expert,” as defined by the regulations promulgated by the Securities and Exchange Commission (“SEC”).

Audit Committee members and the Committee Chairman shall be appointed by a committee of the Board of Directors comprised solely of independent directors or a majority of independent directors of the Board of Directors meeting in executive session and shall serve at the pleasure of the Board.

III.	MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. In addition, the Audit Committee shall have discussions with the independent auditor and management quarterly to review the Company’s financial statements in advance of the Company’s earnings releases. As part of its job to foster open communication, the Audit Committee shall meet at least twice a year with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances and to ensure to the Board and shareholders of the Company that the accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality.

The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

(a)	Oversight of Audit Process

1.	The Audit Committee shall be directly responsible for the appointment, retention and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting.

2.	The Audit Committee shall pre-approve all audit and permissible non-audit services provided by the independent auditor and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee or establish appropriate procedures to pre-approve all audit and non-audit services to be provided by the independent auditor. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

3.	The Audit Committee shall ensure that the independent auditor submits annually a formal written statement regarding relationships and services which may impact the objectivity and independence of the independent auditor; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and take appropriate action to oversee the independence of the independent auditor.

4.	At least annually, the Audit Committee shall obtain and review a report by the independent auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

5.	The Audit Committee shall meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditor.

6.	The Audit Committee shall review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

7.	The Audit Committee shall provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial and accounting personnel.

8.	Following completion of the annual audit, the Audit Committee shall review separately with management and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the cooperation that the independent auditors received during the course of the audit.

9.	The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet SEC regulations and NASDAQ listing standards.

10.	The Audit Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of Company’s accounting and financial controls, including the Company’s policies and procedures to assess, monitor and manage business risks, and legal and ethical compliance programs.

11.	The Audit Committee shall oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with the rules of the SEC.

(b)	Financial Reporting

1.	The Audit Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of the Financial Condition and Results of Operations (“M,D&A”) with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for purposes of this review.

2.	The Audit Committee shall review with management and the independent auditors the financial statements and disclosures under M,D&A to be included in the Company’s Annual Report on Form 10-K. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

3.	The Audit Committee shall review and discuss the type and presentation of information to be included in earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	The Audit Committee shall discuss guidelines and policies governing the process by which management assesses and manages the integrity of the Company’s financial reporting processes, both internal and external, and disclosure controls and procedures.

5.	The Audit Committee shall inquire of management as to its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s attestation of management’s assessment (effective beginning fiscal year 2004).

6.	The Audit Committee shall:

(i)	consider the independent auditor’s judgments about the quality and appropriateness (and not just acceptability) of the Company’s accounting principles and judgments as applied in its financial reporting, on both an annual and quarterly basis.

(ii)	consider and recommend to the Board, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

(iii)	establish regular and separate systems of reporting to the Audit Committee by management and the independent auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

(iv)	receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

7.	The Audit Committee shall review with the independent auditor and the Company’s legal counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

8.	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

9.	The Audit Committee shall report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

10.	The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement.

11.	The Audit Committee shall review and approve all transactions between the Company and officers and directors, or affiliates of officers or directors, that are not a normal part of the Company’s business.

(c)	Process Improvement

1.	The Audit Committee shall inquire of the independent auditor and the Company’s financial and accounting personnel regarding the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable.

2.	The Audit Committee shall review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

3.	The Audit Committee shall investigate any matter brought to its attention within the scope of its duties, with the power to retain independent counsel for this purpose if, in its judgment, that is appropriate.

4.	The Audit Committee shall review activities, organizational structure and qualifications of the financial and accounting personnel of the Company.

5.	The Audit Committee shall oversee the conduct of appropriate review of all related party transactions (as defined in NASDAQ listing standards) for potential conflicts of interest situations on an ongoing basis. All such related party transactions must be approved by the Audit Committee.

6.	The Audit Committee shall annually review and assess the adequacy of this Charter, amend it as appropriate, and seek and receive Board approval of the proposed changes.

7.	The Audit Committee shall provide members of the Audit Committee with appropriate educational opportunities to assure an understanding of the business and environment in which the Company operates.

CHATTEM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 11, 2007

The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 1, 2007, appoints ZAN GUERRY, ROBERT E. BOSWORTH and THEODORE K. WHITFIELD, JR., and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 11, 2007, at the principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o’clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy:

Dated:

Signature of Shareholder

Signature of Shareholder

This proxy should be dated, signed by the shareholder as the name appears herein. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

The Board of Directors recommends affirmative votes for Items 1,2, 3 and 4, and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4. The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment(s) thereof, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters.

1.	Election of Directors

☐ FOR all nominees (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY (to vote for all nominees listed below)
INSTRUCTION:	TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

(1) ZAN GUERRY                            (2) BILL W. STACY

2.	Ratification of the Compensation Committee’s interpretation of each of the Company’s Non-Statutory Stock Option Plan—1998, Non-Statutory Stock Option Plan—2000 and Stock Incentive Plan—2003 concerning the maximum number of shares with respect to which stock options or stock appreciation rights could be granted during the life of each plan to any employee.

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

3.	Approval of an amendment to the Company’s Stock Incentive Plan—2003.

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

4.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal year 2007.

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.